UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2007 (February 27, 2007)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 27, 2007, Chemtura Corporation entered into an amendment No. 6 (“Amendment 6”) dated as of February 27, 2007 to the Credit Agreement dated as of July 1, 2005 (“Credit Agreement”), as amended, with its lenders that (i) amended Section 5.03(a) (Leverage Ratio) by changing the required ratio of Covenant Debt of the Company and its Subsidiaries to Consolidated EBITDA of the Company and its Subsidiaries on March 31, 2007 from 3.00:1.00 to 3.70:1.00; on June 30, 2007 from 3.00:1.00 to 3.70:1.00; and on September 30, 2007 from 3.00:1.00 to 3.50:1.00; and (ii) amended Section 5.03(b) (Interest Coverage Ratio) by changing the required ratio of Consolidated EBITDA of the Company and its Subsidiaries to Interest Expense of the Company and its Subsidiaries on March 31, 2007 from 4.25:1.00 to 3.80:1.00; on June 30, 2007 from 4.25:1.00 to 4.00:1.00; and on September 30, 2007 from 4.50:1.00 to 4.25:1.00; provided, however, that the Leverage Ratio and the Interest Coverage Ratio are subject to further adjustment as of September 30, 2007 in the event of the sale of certain assets relating to the Company’s Rubber Chemicals and EPDM businesses by June 30, 2007, as more fully set forth in Amendment 6.

Item 9.01 Financial Statements and Exhibits.

*  *  *

(d)         Exhibits.

Exhibit Number	Exhibit Description
10.1	Form of Amendment No. 6 to the Credit Agreement by and among Chemtura Corporation, various lenders and Citibank, N.A., as Agent, dated as of February 27, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date:	February 28, 2007

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Form of Amendment No. 6 to the Credit Agreement by and among Chemtura Corporation, various lenders and Citibank, N.A., as Agent, dated as of February 27, 2007